Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-215842 and 333-221617 on Form S-8 and Registration Statement Nos. 333-230396 and 333-258290 on Form S-3, of our reports dated February 22, 2022, relating to the financial statements of Invitation Homes Inc., and the effectiveness of Invitation Homes Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 22, 2022